Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Chemical Financial Corporation for the registration of 300,000 shares of common stock of our report dated February 24, 2006, with respect to the consolidated financial statements of Chemical Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

                                                                                                   /s/ Ernst & Young LLP

June 25, 2007
Detroit, Michigan